Exhibit 99.1

GRANT NO. ________

OPTION AGREEMENT

(NONSTATUTORY STOCK OPTION)

GOLDEN WEST FINANCIAL CORPORATION

2005 STOCK INCENTIVE PLAN

Optionee: ______________

Option Grant Date: __________________, 20__

Total Number of Shares Covered by this Option: ______________ (“Shares”)

Exercise Price per Share: $_______.___

Vesting Schedule: Subject to the terms and conditions below, your right to purchase Shares covered by this Option vests as follows:

(1)	You may buy ____ Shares beginning on the date that is _________ (__) months from the Option Grant Date.

(2)	You may buy the remaining ______ Shares beginning on the date that is _________ (__) months from the Option Grant Date.

Expiration Date: Your right to purchase the Shares expires on the day before the 10th anniversary of the Option Grant Date.

TERMS AND CONDITIONS

What rules apply to this Option?

Your Option covers shares of the Common Stock of Golden West Financial Corporation (“Company”). This Option Agreement tells you the total number of Shares that you may buy under this Option, the price you must pay to buy the Shares, when you may buy the Shares, and the additional rules for how you may exercise your right to buy the Shares.

This Option is granted to you pursuant to the Company’s 2005 Stock Incentive Plan (“Plan”). Along with this Option Agreement, you also are receiving a copy of the Plan and a Prospectus that summarizes the main features of the Plan as it applies to this Option. The Plan provides additional rules which are incorporated into this Option Agreement as if the text of the Plan were actually included in this document. Certain capitalized terms used in this Option Agreement are defined in the Plan.

This Option Agreement and the Plan (which are collectively referred to as the “Agreement”) constitute the entire agreement between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

What kind of stock option do I have?	Your Option is a “nonstatutory” stock option because it is not intended to be an incentive stock option under section 422 of the Internal Revenue Code. The main difference between nonstatutory and incentive stock options is how these options are taxed. You should refer to the Prospectus for a discussion of the tax treatment of a nonstatutory stock option.

When can I exercise my Option to buy Shares?

You may buy the Shares covered by this Option only after your right to purchase the Shares has vested according to the Vesting Schedule above. You do not have to buy all vested Shares at once. Instead, you may spread your purchases over time (subject to the minimum purchase requirements described below) in what are called “partial exercises.”

If there is a Change in Control of the Company, your right to purchase the Shares will become fully vested. If there is a merger or other reorganization of the Company that is not a Change in Control, your right to purchase the Shares will be subject to the agreement of merger or reorganization; however, if the agreement does not provide for the assumption or continuation of this Option, your right to purchase the Shares will become fully vested.

If you wish to exercise your Option, you must do so before the close of business at Company headquarters on the Expiration Date described above. Your Option will expire before this date if you no longer are providing Service to the Company or one of its Affiliates or Subsidiaries, as described below.

The time to exercise this Option is not extended by weekends or holidays. If the day on which this Option expires is not a business day, you must ensure that the Company has received the proper notice and payment no later than 5:00 p.m. Pacific Time on the last business day prior to the day the Option expires.

Can I exercise my Option to buy Shares if my employment ends?

If your Service terminates before your right to purchase some or all of the Shares vests, the unvested portions of this Option will be forfeited on the termination date without any payment or other consideration to you.

For vested and unexercised portions of this Option, you may buy the corresponding Shares until this Option expires. If your Service terminates for any reason other than death or Disability, then this Option will expire at the close of business at Company headquarters on the date that is 30 days after your termination date. During this 30-day period, you may exercise the vested portion of your Option.

What if I die or become disabled?	If your Service terminates because of your death or Disability, then your Option will expire at the close of business at Company headquarters on the date that is 12 months after your termination date. During this 12-month period, you, or in the event of death, your estate or heirs, may exercise the vested portion of your Option.

What if I take a leave of absence or change to part-time status?

For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence or change to part-time status, if the leave of absence or change in employment status is approved by the Company in writing and the writing specifically provides for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when an approved leave ends unless you immediately return to active work.

The Company determines which leaves and changes in employment status count toward Service, and when your Service terminates for all purposes under the Plan.

How do I exercise my Option to buy Shares?

In order to exercise this Option during its term, you must:

(1) Contact the Company to obtain a “Notice of Exercise” form;

(2) Complete and submit the Notice of Exercise as instructed on the form; and

(3) Deliver the necessary payment with the Notice of Exercise.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

When you are completing a Notice of Exercise, you must specify how many Shares you wish to purchase at that time. No partial exercise of this Option is permitted for fewer than 50 Shares unless there are less than 50 Shares remaining that are subject to this Option, in which case you must purchase all the remaining Shares. Your notice must also specify how your Shares should be registered (for example, in your name only, in your and your spouse’s names as community property or as joint tenants with right of survivorship, or in the name of your family trust).

When you submit a Notice of Exercise, you must also include full payment of the Exercise Price for the Shares you are purchasing plus the amount of any income and employment or other taxes the Company determines must be withheld. Payment must be made in cash, either paid by you directly or by your securities broker as part of a Cashless Exercise. A cashier’s check, money order, wire transfer or other form of immediately available funds will be accepted as cash. If you are a current employee at the time of exercise, however, you may also pay by personal check.

Your exercise of this Option will be effective when the completed Notice of Exercise, along with the full payment of the Exercise Price and applicable withholding taxes, is received by the Company.

The Notice of Exercise and the full Exercise Price and applicable withholding taxes must be received by the Company before the Option expires. The Company is not responsible for any failure by you to exercise your Option during its term, including without limitation any delays in mail service by the U.S. Postal Service or other mail providers.

Are there any restrictions on the exercise of my Option or the resale of the Shares?	By signing this Option Agreement below, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. A limitation on exercise does not alter the Vesting Schedule other than to limit the periods during which this Option may be exercised.

Can I transfer my Option?

You may not assign, alienate, pledge, attach, sell, transfer or encumber your Option. If you attempt to do any of these things, your Option will immediately become invalid and will then expire without consideration. You may, however, dispose of this Option in your will, and your Option may be transferred by the laws of descent and distribution.

Regardless of any marital or domestic partnership property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your spouse or domestic partner, nor is the Company obligated to recognize your spouse’s or domestic partner’s interest in your Option in any other way.

Does my Option give me any employment rights?	Neither your Option nor this Agreement gives you any right to be retained in any capacity by the Company or any of its Affiliates or Subsidiaries. The Company, its Subsidiaries and Affiliates reserve the right to terminate your Service at any time and for any reason.

Do I have any stockholder rights?	You, or your estate or heirs, have no rights as a stockholder of the Company with respect to the Shares covered by this Option until a certificate for your Shares has been issued.

What happens if the Company’s stock splits?	In the event the Company splits its Common Stock by paying its stockholders a dividend in shares, the number of Shares covered by this Option and the Exercise Price per Share will automatically be adjusted in the same proportion as the stock-split. The number of Shares will be rounded down to the nearest whole number. The number of Shares and the Exercise Price per Share also may be adjusted in certain circumstances to prevent the dilution or enlargement of rights, as described in the Plan.

What is the applicable law for this Agreement?	This Agreement will be interpreted and enforced under the laws of the State of California, except to the extent federal law applies.

Who do I contact at the Company?

If you would like to request a Notice of Exercise form, notify us of your change of address, or have any questions about your Option, please contact the Company at:

Golden West Financial Corporation

Accounting Department

1901 Harrison Street

Oakland, California 94612

Attn: Stock Option Administration

We may change the Company’s contact information by sending you notice at your last address of record. You are responsible for ensuring that the Company has your current mailing address at all times.

On behalf of Golden West Financial Corporation:

[Name]	(Date)
[Title]

By signing below, you agree to all of the terms and conditions of this Option Agreement.

(Signature)	(Date)

To confirm your acceptance of your Option, please return a signed copy of this Option

Agreement to the Company at the address indicated above within thirty (30) days of your receipt of the Option documents.